UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

Material Sciences Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On February 10, 2014, the Federal Trade Commission informed Material Sciences Corporation (the “Company”) that it had granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Waiting Period”) in connection with the Company’s proposed merger (the “Merger”) with Zink Acquisition Holdings Inc. (“Parent”) and Zink Acquisition Merger Sub Inc. (“Merger Sub”). Additionally, on February 12, 2014, the “go-shop” period provided for in the agreement and plan of merger entered into in connection with the Merger expired.

On February 13, 2014, the Company issued a press release announcing the early termination of the HSR Waiting Period and the expiration of the “go-shop” period, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the proposed transaction between Parent, Merger Sub and the Company, the expected timetable for completing the transaction, the potential benefits of the transaction, and other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “guidance,” “projection” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other important factors could cause the Company’s actual results, performance and achievements to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, uncertainties as to the timing of the Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger; the possibility that alternative acquisition proposals will be made; the outcome of any legal proceedings that may be instituted against the Company related to the agreement and plan of merger; the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the agreement and plan of merger; the disruption of management’s attention from the Company’s ongoing business operations due to the Merger; the effect of the announcement of the Merger on the Company’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors set forth from time to time in the Company’s other filings with the SEC, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Additional Information and Where to Find It

In connection with the proposed Merger and required stockholder approval, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and, when completed, it intends to file a definitive proxy statement with the SEC and mail it to stockholders. THE COMPANY’S STOCKHOLDER’S ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MATERIAL SCIENCES CORPORATION AND THE MERGER. The Company’s stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Material Sciences Corporation with the SEC may be obtained free of charge from the Company’s website at www.matsci.com, or by directing a request to the Company at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007, Attn: James Pawlak.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 13, 2014, announcing the early termination of the HSR Waiting Period and the expiration of the “go-shop” period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION
(Registrant)

Date: February 14, 2014	By:	/s/ James D. Pawlak
	Name:	James D. Pawlak
	Title:	Vice President, Chief Financial Officer, Corporate Controller and Corporate Secretary

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